UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 2, 2013

MORGAN’S FOODS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4829 Galaxy Parkway, Suite S, Cleveland, OH	44128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2013, Morgan’s Foods, Inc. (the “Company”) entered into an amendment with Computershare Trust Company, N.A., (“Computershare”) (the “First Amendment”) to the Amended and Restated Shareholder Rights Agreement, dated as of April 10, 2013, by and between the Company and Computershare as rights agent (the “Rights Agreement”), pursuant to the authority granted to the Board in Section 27 of the Rights Agreement. Pursuant to the First Amendment, the Expiration Date (as defined in the Rights Agreement) of the Rights Agreement was set as the close of business on July 8, 2013. As a result of the First Amendment, the Rights (as defined in the Rights Agreement) are no longer outstanding and are not exercisable. The foregoing description of the First Amendment is a summary, does not purport to be complete and is qualified in its entirety by reference to the terms of the First Amendment, which is filed as Exhibit 4.1 hereto and incorporated by reference herein. On July 9, 2013, the Company issued a press release announcing the execution of the First Amendment. A copy of this press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 3.03	Material Modification of Rights of Security Holders.

See the information set forth under “Item 1.01, Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on July 2, 2013 (the “Annual Meeting”). The following matters were voted on by the Company’s shareholders at the Annual Meeting:

1.     Proposal One – Director Election. The following persons were elected as directors, each for a one year term, by the following vote:

Director	For	Withheld	Broker Non-votes
Marilyn A. Eisele	2,486,778	185,763	645,112
Jefferson P. Gramm	2,664,804	7,737	645,112
Steven S. Kaufman	2,486,780	185,761	645,112
Bernard Lerner	2,486,780	185,761	645,112
James J. Liguori	2,665,458	7,083	645,112
James C. Pappas	2,664,820	7,721	645,112
Jacob J. Saour	2,664,220	8,321	645,112

2.     Proposal Two – The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended March 2, 2014 was approved by the following votes:

For	3,267,062 votes
Against	48,271 votes
Abstain	2,320 votes
Broker Non-votes	0 votes

3.     Proposal Three – To approve the Amended and Restated Articles of Incorporation to eliminate cumulative voting and add a severability provision was defeated by the following votes (the approval threshold was 2/3 of the Company’s outstanding common shares, or 4,039,147 shares):

For	1,665,539 votes
Against	1,006,436 votes
Abstain	566 votes
Broker Non-votes	645,112 votes

4.     Proposal Four – To approve the Amendment of the Amended and Restated Code of Regulations (the “Regulations”) to provide for advance notice and disclosure provisions in connection with annual meetings of shareholders was defeated by the following votes (the approval threshold was 2/3 of the Company’s outstanding common shares, or 4,039,147 shares):

For	1,673,407 votes
Against	998,936 votes
Abstain	198 votes
Broker Non-votes	645,112 votes

5.     Proposal Five– To approve the Amendment to the Regulations to provide for Advance Notice for Shareholder Nominations was defeated by the following votes (the approval threshold was 2/3 of the Company’s outstanding common shares, or 4,039,147 shares):

For	1,672,984 votes
Against	999,359 votes
Abstain	198 votes
Broker Non-votes	645,112 votes

6.     Proposal Six– To approve the Amendment to the Regulations to provide for Advance Notice for Special Meetings of Shareholders was defeated by the following votes (the approval threshold was 2/3 of the Company’s outstanding common shares, or 4,039,147 shares):

For	1,673,304 votes
Against	999,039 votes
Abstain	198 votes
Broker Non-votes	645,112 votes

7.     Proposal Seven– To approve other Amendments to the Regulations primarily related to conduct of Shareholder Meetings and the use of uncertificated shares and to restate the Regulations for all amendments approved by the shareholders was defeated by the following votes (the approval threshold was 2/3 of the Company’s outstanding common shares, or 4,039,147 shares):

For	1,670,459 votes
Against	1,001,883 votes
Abstain	199 votes
Broker Non-votes	645,112 votes

8.     Proposal Eight– To approve an Advisory Resolution on the Company’s Executive Compensation was approved by the following votes :

For	2,659,825 votes
Against	11,799 votes
Abstain	917 votes
Broker Non-votes	645,112 votes

9.     Proposal Nine– To approve an Advisory Vote on the frequency of holding an Advisory Vote on Executive Compensation was approved for one year by the following votes:

For 1 year	2,185,480 votes
For 2 years	6,998 votes
For 3 years	471,797 votes
Abstain	8,266 votes
Broker Non-votes	645,112 votes

10.     Proposal Ten– To approve the Amendment to the Amended and Restated Shareholder Rights Agreement (“Rights Plan”) to terminate the Rights Plan was approved by the following:

For	1,589,128 votes
Against	30,537 votes
Abstain	626 votes
Broker Non-votes	645,112 votes

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

4.1	First Amendment to the Amended and Restated Shareholders Rights Agreement, dated July 8, 2013 between the Company and Computershare

99.1	Press Release dated July 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan’s Foods, Inc.

Dated: July 9, 2013	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Executive Vice President, Chief Financial Officer & Secretary

Exhibit Index

Exhibit No.	Description

4.1	First Amendment to the Amended and Restated Shareholders Rights Agreement, dated July 8, 2013 between the Company and Computershare

99.1	Press Release dated July 9, 2013